Exhibit (d)(4)

ATTORNEY WORK PRODUCT

PRIVILEGED AND CONFIDENTIAL

CLEAN TEAM CONFIDENTIALITY AGREEMENT

This Clean Team Confidentiality Agreement (the “Agreement”) is entered into this 19th day of December 2024, between Stryker Corporation and all affiliates thereof (“you”, “your” or “Stryker”), and Inari Medical, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), in connection with a possible negotiated acquisition (the “Transaction”) by Stryker of the Company, and related due diligence as set forth herein. Stryker and the Company are referred to herein as “Parties” and each as a “Party”.

To further advance the discussions related to the Transaction, certain representatives of Stryker (“Permitted Representatives”), as defined in Section 3 below, may need to receive information on a range of financial, customer, management, operational and other issues related to the Company. This information is proprietary, secret and confidential, and will be disclosed to Stryker and its Representatives only on the following terms and subject to the following conditions:

1.

This Agreement supplements and amends that certain Confidentiality Agreement, dated December 2, 2024, by and between the Parties (the “Confidentiality Agreement”). Capitalized terms used but not defined herein have the meaning given to such terms in the Confidentiality Agreement. Except as otherwise provided herein, the Parties’ rights and obligations with respect to Information (including Highly Confidential Information) disclosed pursuant to this Agreement shall be governed by the Confidentiality Agreement, as applicable. Nothing in this Agreement limits the obligations of the Parties under the Confidentiality Agreement. To the extent of any conflict between this Agreement and the Confidentiality Agreement, the provisions of this Agreement shall govern.

2.

“Highly Confidential Information” shall mean any competitively-sensitive Information which is (a) placed in a designated “Clean Team” folder in the electronic data room, (b) marked “Clean Team Confidential” at the time of disclosure or (c) if the disclosure is oral, information so identified at the time of disclosure. “Highly Confidential Information” shall include, but is not limited to, (i) non-public current or future pricing information or detailed cost information, (ii) current or future strategic planning information or marketing strategies, (iii) current or future profit margins or targets related to specific products or services, (iv) future product/service offerings or expansion plans, (v) research, development, or product pipeline information, (vi) customer-specific information, (vii) vendor contracts and related information, (viii) detailed operating cost information and (ix) employee-specific compensation information.

3.

“Permitted Representatives” shall mean (i) employees of Stryker listed in Exhibit A (as it may be amended with the express prior written consent of the Company) who agree to be bound by the terms of this Agreement by signing or electronically acknowledging and signifying agreement to a copy of a letter in the form attached hereto as Exhibit C or (ii) Stryker’s outside legal, financial or other advisors engaged in connection with the Transaction and Stryker’s review thereof that are identified in Exhibit B (as it may be amended with the express prior written consent

ATTORNEY WORK PRODUCT

PRIVILEGED AND CONFIDENTIAL

of the Company). Outside advisors may be named as an organization rather than on an individual basis. Stryker represents and warrants that employee individuals named as Permitted Representatives do not have direct, day-to-day responsibility for sales, pricing, marketing, purchasing, product or service innovation with respect to products or services that compete with the Company’s products or services, or the setting of compensation during the period in which they have access to Highly Confidential Information. Stryker agrees that it will be responsible for any violation of this Clean Team Agreement by its Permitted Representatives.

4.

Highly Confidential Information will only be made available to Stryker’s Permitted Representatives. Permitted Representatives shall limit the use, disclosure and distribution of Highly Confidential Information for due diligence purposes only to the extent necessary in connection with the Purpose and refrain from disclosure, reproduction or distribution of document(s) containing Highly Confidential Information (other than disclosure, use or distribution by Permitted Representatives for other Permitted Representatives for due diligence purposes only to the extent necessary in connection with the Purpose). Stryker shall, and shall cause its Permitted Representatives to, take such measures as may be appropriate to ensure that its obligations of nonuse and nondisclosure set forth herein shall be respected by any of its Permitted Representatives who may receive Highly Confidential Information. Highly Confidential Information may be further designated as “Outside Counsel Only,” in which case such information will only be made available to outside legal advisors listed in Exhibit B.

5.

After receiving Highly Confidential Information, Permitted Representatives may prepare a report summarizing the results of any analysis involving the Highly Confidential Information (a “Report”) to the extent necessary in connection with the Purpose. Any such Report may include analyses based on Highly Confidential Information, but a Report shall not disclose competitively sensitive details of Highly Confidential Information (including pricing, counterparty names, or employee names). Prior to distribution to persons other than Permitted Representatives, such Report shall be provided to, and approved for distribution by, Stryker’s outside antitrust counsel.

6.

Permitted Representatives will preserve the confidential nature of Highly Confidential Information that they receive pursuant to this Agreement. Stryker shall not disclose any of the Highly Confidential Information it receives from or on behalf of the Company or its Representatives to any third party (other than the outside advisors identified in Exhibit B), subject to Section 6 of the Confidentiality Agreement. In such cases, Stryker shall provide as much notice as is reasonably practicable under the circumstances to the Company of any such requests and Stryker will cooperate with the Company in using all reasonable and lawful means to prevent or limit such disclosure.

7.

This Agreement shall be effective as of the date hereof. In the event the Transaction does not take place, Stryker shall not allow any Permitted Representative who is an employee of Stryker and who has received Highly Confidential Information to have

ATTORNEY WORK PRODUCT

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direct, day-to-day responsibility for sales, pricing, marketing, purchasing, research and development, and/or product or service innovation with respect to products or services that compete with the Company’s products or services, or the setting of compensation for a period of nine (9) months from the date one or both of the Parties abandon the Transaction. This Section 7 shall survive the termination of the Confidentiality Agreement.

8.	Sections 5(b), 5(c), 8 and 11 of the Confidentiality Agreement shall apply mutatis mutandis to this Agreement.

[Signature page follows]

ATTORNEY WORK PRODUCT

PRIVILEGED AND CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year first above written.

STRYKER CORPORATION		INARI MEDICAL, INC.

By:	/s/ Chris Terry	By:	/s/ Shannon Trevino
Print Name:	Chris Terry	Print Name:	Shannon Trevino
Title:	VP, BD and Customer Care	Title:	General Counsel
Date:	12/19/24	Date:	12/19/24

EXHIBIT A

List of Stryker Employee Permitted Representatives

Permitted Representatives, as defined in Paragraph 3 above, include the following employees of Stryker:

[Redacted]

EXHIBIT B

List of Stryker Outside Advisor Permitted Representatives

Permitted Representatives, as defined in Paragraph 3 above, include the following outside advisors of Stryker:

[Redacted]

EXHIBIT C

1.  I, __________________________, have read the foregoing Clean Team Confidentiality Agreement dated December __, 2024, for the protection and exchange of confidential information related to the Transaction between Stryker and the Company (the “Agreement”), and agree to be bound by its terms with respect to any Highly Confidential Information that is furnished to me as set forth in the Agreement.

2.  I further agree (i) not to disclose to anyone any Highly Confidential Information other than as set forth in the Agreement, and (ii) not to make any copies of any Highly Confidential Information furnished to me except in accordance with the Agreement.

3.  I further agree that any Highly Confidential Information furnished to me will be used by me only for the purposes of conducting due diligence and valuation, and for no other purpose, and will not be used by me in any business affairs or be imparted by me to any other person other than as set forth in the Agreement.

Agreed to and Accepted this ___ day of ____________ 2024

Signature: